As filed with the Securities and Exchange Commission on August 31, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Under Armour, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

52-1990078

(I.R.S. Employer Identification Number)

101 Performance Drive, Baltimore, Maryland 21230

(410) 468-2512

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mehri Shadman

Chief Legal and People Officer, Corporate Secretary

Under Armour, Inc.

101 Performance Drive, Baltimore, Maryland 21230

(410) 468-2512

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Daniel J. Bursky, Esq.

Mark Hayek, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Under Armour, Inc.

Debt Securities

Preferred Stock

Class A Common Stock

Class C Common Stock

Warrants

Under Armour, Inc. may, from time to time, sell securities in one or more offerings pursuant to this prospectus separately or together in any combination. The specific terms of any securities to be offered will be provided in supplements to this prospectus. You should read this prospectus, any prospectus supplement and any documents incorporated by reference in this prospectus and in any prospectus supplement carefully before you invest.

Our Class A Common Stock and Class C Common Stock are listed on The New York Stock Exchange (“NYSE”) under the symbols “UAA” and “UA”, respectively. Unless stated otherwise in a prospectus supplement, none of the other securities offered hereby will be listed on any securities exchange.

The securities may be sold to or through one or more agents, underwriters or dealers, or directly to purchasers, on a delayed or continuous basis.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus. You should consider the risk factors described in any accompanying prospectus supplement or any documents incorporated by reference herein and therein, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if applicable.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 31, 2026.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in or incorporated by reference in this prospectus or in any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or of any prospectus supplement, free writing prospectus or document incorporated by reference.

We are not making an offer of these securities to any person or in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell in one or more offerings, debt securities, preferred stock, Class A common stock, Class C common stock, warrants to purchase any of the foregoing or other securities, properties or assets.

Each time securities are sold, a prospectus supplement will be provided that will contain specific information about the terms of that offering, including the specific amounts, prices, and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein and therein include registered trademarks, trade names and service marks of Under Armour, Inc. and its subsidiaries.

In both this prospectus and any accompanying prospectus supplement, unless we otherwise specify or the context otherwise requires, references to “Under Armour,” the “Company,” “we,” “us,” and “our” are to Under Armour, Inc. and its subsidiaries.

UNDER ARMOUR

Our principal business activities are the design, development, marketing and global distribution of branded performance apparel, footwear and accessories for men, women and youth. Our performance products are engineered with performance-driven materials and technologies, spanning a wide range of designs and styles for use in diverse climates. Our products are worn by athletes at all levels, from youth to professional, across multiple sports worldwide as well as by consumers who embrace active and performance-oriented lifestyles.

We generate net revenues from the sale of our products to national, regional, independent and specialty retailers and distributors worldwide. We also generate net revenues through our direct-to-consumer channel, which includes our owned Brand and Factory House stores and e-commerce platforms. We are focused on driving sustainable long-term growth and profitability through increased demand for our core product categories, continued expansion of our direct-to-consumer capabilities and strategic development of our global wholesale network.

Our strategic priorities are focused on elevating brand positioning, simplifying and scaling our operating model, accelerating innovation and enhancing global go-to-market execution. Execution of these priorities depends, in part, on our ability to deliver against strategic initiatives across key areas of the business, including North America, our largest market. Our digital strategy is designed to enhance consumer engagement, strengthen brand loyalty and enable omnichannel experiences across multiple digital touchpoints.

We were incorporated as a Maryland corporation in 1996. Our principal executive offices are located at 101 Performance Drive, Baltimore, Maryland 21230, and our telephone number is (410) 468-2512.

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in our securities, you should carefully consider the risk factors described in Item 1A of our most recent Annual Report on Form 10-K (which is incorporated by reference herein), any subsequent Quarterly Reports on Form 10-Q, any subsequent Annual Reports on Form 10-K and any Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, and the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus, any prospectus supplement, the documents incorporated by reference herein and therein and oral statements made from time to time by us, other than statements of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed in any forward-looking statements. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition to the risks and uncertainties noted in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, there are certain risks and uncertainties that could cause actual results for any quarter or annual period to differ materially from those anticipated by our forward-looking statements. Risks and uncertainties to which our forward-looking statements are subject include without limitation:

•

changes in general economic or market conditions, including increasing inflation and potential impacts of changes and uncertainties related to government fiscal, monetary, tax and trade policies, that could affect overall consumer spending or our industry;

•

the impact of global events beyond our control, including military conflicts, public health events, and the effects of changes in the global trade environment, such as the imposition of new tariffs and countermeasures thereto, on our profitability;

•	increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly;

•	fluctuations in the costs of raw materials and commodities we use in our products and our supply chain (including labor);

•	our ability to successfully execute our long-term strategies;

•	our ability to effectively drive operational efficiency in our business;

•	changes to the financial health of our customers;

•	our ability to effectively develop and launch new, innovative products and engage our consumers;

•	our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands;

•	our ability to successfully execute any restructuring plans and realize their expected benefits;

•	loss of key customers, suppliers or manufacturers;

•	our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries;

•	our ability to manage the increasingly complex operations of our global business;

•	our ability to effectively market and maintain a positive brand image;

•	our ability to successfully manage or realize expected results from significant transactions and investments;

•	our ability to attract key talent and retain the services of our senior management and other key employees;

•	our ability to effectively meet regulatory requirements and stakeholder expectations regarding sustainability and social matters;

•	the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology;

•	any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system;

•	our ability to access capital and financing required to manage our business on terms acceptable to us;

•	our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results;

•	risks related to foreign currency exchange rate fluctuations;

•	our ability to comply with existing trade and other regulations;

•	risks related to data security or privacy breaches; and

•	our potential exposure to and the financial impact of litigation and other proceedings.

For additional information concerning factors that could cause actual results to materially differ from those projected herein, in the documents incorporated by reference herein and in the applicable prospectus supplement, please refer to our most recent Annual Report on Form 10-K (which is incorporated by reference herein), any subsequent Quarterly Reports on Form 10-Q, any subsequent Annual Reports on Form 10-K and Current Reports on Form 8-K incorporated by reference herein.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

DESCRIPTION OF DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.

DESCRIPTION OF EQUITY SECURITIES

General

The following summary of the rights of our Class A Common Stock and Class C Common Stock does not purport to be complete. This summary is subject to and qualified by the provisions of our Amended and Restated Articles of Incorporation, including the Articles Supplementary to our charter setting forth the terms of the Class C Stock (together, our “charter”), and our Amended and Restated Bylaws (our “bylaws”), which are incorporated by reference herein. Additionally, the Maryland General Company Law (“MGCL”) also affects the terms of our capital stock.

Our authorized capital stock currently consists of 834,450,000 shares, par value $0.0003 1/3 per share, of which:

•	400,000,000 shares are classified and designated as Class A Common Stock (“Class A Stock”);

•	34,450,000 shares are classified and designated as Class Convertible B Common Stock (“Class B Stock”); and

•	400,000,000 shares are classified and designated as Class C Common Stock (“Class C Stock”).

Our charter provides for (1) the Class A Stock, which has one vote per share; (2) the Class B Stock, which has 10 votes per share; and (3) the Class C Stock, which has no voting rights in the election of directors and only limited voting rights as described below. Except as described herein or expressly provided in our charter, the powers, preferences and rights of the holders of shares of Class A Stock, Class B Stock and Class C Stock, and the qualifications, limitations and restrictions thereof, are in all material respects identical.

As of July 31, 2026 there were 188,839,506 shares of Class A Stock, 34,450,000 shares of Class B Stock and 206,256,035 shares of Class C Stock outstanding. As of that date, there were no shares of preferred stock issued and outstanding.

Capital Stock

Voting Rights

Holders of shares of Class A Stock and Class B Stock have identical voting rights, except that holders of shares of Class A Stock are entitled to one vote per share and holders of shares of Class B Stock are entitled to 10 votes per share. In addition, amendments to certain specified provisions of the charter that set forth the terms of the Class A Stock and have a material adverse effect on the rights of the Class A Stock must be approved by the affirmative vote of a majority of the votes entitled to be cast thereon by holders of shares of Class A Stock, voting as a single class, and amendments to certain specified provisions of the charter that set forth the terms of the Class B Stock and have a material adverse effect on the rights of the Class B Stock must be approved by the affirmative vote of a majority of the votes entitled to be cast thereon by holders of shares of Class B Stock, voting as a single class.

Holders of shares of Class C Stock have no voting rights, except:

•	as may be required by law;

•

with respect to amendments, alterations or repeal of the provisions of the charter that set forth the terms of the Class C Stock and have a material adverse effect on the rights of the Class C Stock, which require the affirmative vote of a majority of the votes entitled to be cast thereon by holders of shares of Class C Stock, voting as a single class;

•

with respect to amendments to, or waivers of, the provisions of the charter requiring that shares of Class C Stock be treated in a manner that is at least as favorable as shares of Class B Stock in certain merger, consolidation, statutory share exchange, conversion and negotiated tender offer transactions, which must be declared advisable by our board of directors, including at least 75% of the Independent Directors (as defined in the charter to, among other things, exclude Mr. Plank and members of Mr. Plank’s family and directors having a material financial or service relationship to Mr. Plank or his family), and approved by at least 75% of the votes entitled to be cast thereon by the holders of shares of (1) Class C Stock (other than Mr. Plank, the Kevin A. Plank Family Entities (which are defined generally in our charter as entities controlled by Mr. Plank or his wife or children), the Kevin A. Plank Family Members (as defined in the charter) or executive officers of the Company), voting as a single class, and (2) Class B Stock, voting as a single class; and

•

upon the conversion of all of the outstanding shares of Class B Stock into shares of Class A Stock, upon which holders of shares of Class C Stock will immediately have voting rights equal to holders of shares of Class A Stock and will vote together with the Class A Stock as a single class.

There is no cumulative voting in the election of directors.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of Class A Stock, Class B Stock and Class C Stock will be entitled to share equally, on a per share basis, in any dividends that our board of directors may authorize and we may pay from time to time. In the event that a dividend is paid in the form of shares of stock, or rights to acquire shares of stock, the holders of shares of Class A Stock will receive shares of Class A Stock, or rights to acquire shares of Class A Stock, the holders of shares of Class B Stock will receive shares of Class B Stock, or rights to acquire shares of Class B Stock and the holders of shares of Class C Stock will receive shares of Class C Stock, or rights to acquire shares of Class C Stock.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of shares of Class A Stock, Class B Stock, and Class C Stock will be entitled to share proportionately, on a per share basis, in the assets of the Company available for distribution after payment of any liabilities and the liquidation preferences on any outstanding preferred stock, without regard to class.

Conversion

Class A Stock

Shares of Class A Stock are not convertible into any other shares of our capital stock.

Class B Stock

Mr. Plank or Kevin A. Plank Family Entities beneficially own all outstanding shares of Class B Stock. Each share of Class B Stock is convertible at any time at the option of Mr. Plank into one share of Class A Stock.

In addition, each share of Class B Stock automatically converts into one share of Class A Stock upon any sale, pledge, transfer, assignment or disposition (each a “Transfer”) of such share of Class B Stock to any person, whether or not for value, except for certain transfers between Mr. Plank and any Kevin A. Plank Family Entity, or pledges that do not grant the pledgee the power to vote or direct the vote of the pledged share or direct the disposition of the pledged share, in each case prior to default.

Each share of Class B Stock will be automatically converted into one share of Class A Stock such that no shares of Class B Stock remain outstanding, upon the occurrence of any of the following events:

•	A record date for any meeting of the Company’s stockholders, if the aggregate number of shares of Class A Stock and Class B Stock beneficially owned on such record date by Mr. Plank and each Kevin

A. Plank Family Entity, when taken together, is less than 15.0% of the total number of shares of Class A Stock and Class B Stock outstanding on that record date, (ii) the death of Mr. Plank or (iii) Mr. Plank’s ceasing to be affiliated with the Company in any capacity as a result of a permanent disability.

•

The termination of Mr. Plank as our Chief Executive Officer (or another position approved by Mr. Plank and a majority of our Independent Directors) for “Cause” (as defined in the Confidentiality, Non-Competition, and Non-Solicitation Agreement, dated as of June 15, 2015, between the Company and Kevin A. Plank, as amended on April 7, 2016, and as it may be further amended from time to time with the approval of at least 75% of the Independent Directors (the “Non-Compete Agreement”)) in accordance with the terms of the Non-Compete Agreement or upon the resignation of Mr. Plank as such an officer.

•

A “Transfer Conversion Time,” which means the time at which Mr. Plank, together with all Kevin A. Plank Family Entities, has Transferred, in the aggregate, from and after March 28, 2016, a number of shares of Class A Stock and Class C Stock exceeding the Permitted Sale Amount (as defined below) then in effect.

For purposes of determining the occurrence of the Transfer Conversion Time, (i) all Transfers of Class A Stock or Class C Stock by Mr. Plank or a Kevin A. Plank Family Entity to Kevin A. Plank or a Kevin A. Plank Family Entity are disregarded; (ii) a pledge of shares of Class A Stock or Class C Stock, prior to default thereunder, which does not grant to the pledgee the power to vote or direct the vote of the pledged share or the power to vote or direct the disposition of the pledged share prior to a default, without any foreclosure or transfer of ownership, is not deemed a Transfer of such shares of Class A Stock or Class C Stock; (iii) in the event shares of Class B Stock have been automatically converted into shares of Class A Stock in connection with a purported direct or indirect Transfer of shares of Class B Stock to a person other than Mr. Plank or a Kevin A. Plank Family Entity, such shares of Class A Stock are deemed to have been Transferred by Mr. Plank and the Kevin A. Plank Family Entities; and (iv) the withholding by the Company of shares of Class A Stock or Class C Stock otherwise deliverable to Mr. Plank pursuant to any equity compensation award for the purpose of satisfying the exercise price of such equity compensation award on a cashless basis or to cover tax withholding obligations with respect to the vesting or exercise of such equity compensation award is not considered a Transfer of such shares.

The “Permitted Sale Amount” initially means 2,500,000 shares. The Permitted Sale Amount will be increased by 2,500,000 shares as of January 1 of each calendar year beginning on January 1, 2017. In the event of any split, subdivision, combination or reclassification of the shares of Class A Stock, Class B Stock and Class C Stock (including a split effected by a dividend paid in shares of common stock on all outstanding shares of common stock) after the initial distribution of the Class C Stock (the “Class C Dividend”) (but not including the Class C Dividend), proportional adjustments will be made to the Permitted Sale Amount and in calculating the number of shares of Class A Stock and Class C Stock Transferred prior thereto for purposes of determining the occurrence of the Transfer Conversion Time. As of July 31, 2026, Mr. Plank had sold 18,250,000 shares of Class C Stock since these provisions became effective.

Once converted into shares of Class A Stock, shares of Class B Stock are retired and may not be reissued.

Class C Stock

Upon conversion, redemption or other exchange of all of the outstanding shares of Class B Stock into shares of Class A Stock, the Class C Stock will immediately have voting rights equal to the Class A Stock and be entitled to vote together with the Class A Stock as a single class on all matters, and the Class C Stock will automatically convert into shares of Class A Stock on a one-for-one basis on a date fixed by the Company that is as soon as reasonably practicable and in accordance with our charter and any further procedures required by the Company. The Class C Stock is not otherwise convertible into any other class of capital stock.

Equal Treatment

In the event of any merger or consolidation of the Company with or into another entity, statutory share exchange between the Company and any other entity or conversion of the Company into another entity (whether or not the Company is the surviving entity) or a third party tender offer entered into pursuant to an agreement with the Company (a “Negotiated Tender Offer”), each holder of shares of Class C Stock or Class A Stock will be entitled to receive the same consideration as each holder of shares of Class B Stock on a per share basis, and each holder of shares of Class C Stock or Class A Stock will be entitled to receive the same consideration on a per share basis as each holder of shares of Class B Stock is entitled to receive on a per share basis in connection with a transfer of such shares of Class B Stock incidental to such a merger, consolidation, statutory share exchange, conversion or Negotiated Tender Offer, even if the consideration for such transfer is not paid as consideration in such merger, consolidation, statutory share exchange, conversion or Negotiated Tender Offer. However, any amounts paid to Mr. Plank as compensation for services rendered or to be rendered by Mr. Plank to the Company or any acquiring entity or any of their respective affiliates (for example, participating in a retention bonus pool established in connection with a proposed merger or compensation paid for pre- or post-merger services), which payment was approved by a majority of the Independent Directors then serving, will not be deemed to be part of such consideration.

Preferred Stock

We are authorized to issue, from time to time, without approval by our stockholders, preferred stock in one or more series. Our board of directors may determine the number of shares constituting that series and may fix the distinctive designations, preferences, voting powers, conversion or other rights and any other restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of the shares of a series of preferred stock. Our board of directors could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of shares of Class A Stock, Class B Stock, and Class C Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our Class A Stock or Class C Stock.

The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

•	the number of shares of the preferred stock being offered;

•	the title and liquidation preference per share of the preferred stock;

•	voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•	conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as our board of directors shall determine;

•	the purchase price of the preferred stock;

•	the dividend rate or method for determining the dividend rate;

•	the dates on which dividends will be paid;

•	whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions applicable to the preferred stock;

•	any securities exchange on which the preferred stock may be listed; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

Our board of directors is authorized from time to time to classify or reclassify any unissued shares of the capital stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of such shares and, in such event, we will file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Maryland law.

Anti-Takeover Effects of Maryland Law and Our Charter and Bylaws

Certain provisions of our charter and bylaws and of the MGCL could have the effect of delaying, deferring, or discouraging another party from acquiring control of us.

Three Classes of Stock

Our Class B Stock has 10 votes per share, while our Class A Stock has one vote per share and our Class C Stock has no voting rights (other than as described above). As a result of his beneficial ownership of all of the outstanding shares of Class B Stock, Mr. Plank currently has the ability to elect all of our directors and to determine the outcome of most matters submitted for a vote of our stockholders. This concentrated voting control could discourage others from initiating any potential merger, takeover, or other change of control transaction that other stockholders may view as beneficial.

Because the Class C Stock has no voting rights (other than as described above), the issuance of Class C Stock will not result in voting dilution to the holders of shares of Class A Stock or Class B Stock. The issuance of Class C Stock could, however, prolong the duration of Mr. Plank’s ownership of a majority of our voting power and his ability to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders.

So long as Mr. Plank has the ability to determine the outcome of most matters submitted to a vote of our stockholders, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors.

Board of Directors

Our charter and bylaws provide that the number of our directors may be established by our board of directors, provided that the number of directors must be between one and 15 directors. Our charter provides that any vacancy will be filled by a majority of the remaining directors.

Our board of directors is not currently classified and, although it would otherwise be permissible under Maryland law for our board of directors to become classified without stockholder approval, we have included a provision in our charter prohibiting the classification of our board of directors without the recommendation of our board of directors and the affirmative vote of a majority of the votes cast on such matter by holders of shares of our common stock.

Governance Protections

Our charter provides that, so long as any shares of Class B Stock are outstanding, we may not take advantage of any exemption or other provision available to a “controlled company” under the New York Stock Exchange Listing Standards. This means that, among other things (i) a majority of our directors must be Independent Directors, and (ii) we must maintain independent compensation and corporate governance committees comprised solely of Independent Directors. In addition, so long as any shares of Class B Stock are outstanding, the following individuals will not qualify as an Independent Director:

•	Mr. Plank;

•	Each Kevin A. Plank Family Member; and

•	Any individual determined by the board of directors to have a material financial or service relationship with Mr. Plank or a Kevin A. Plank Family Member.

Removal of Directors

Our charter provides that a director may be removed only for cause, by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast in the election of the director to be removed.

Business Combinations

Our charter contains a provision opting out of the Maryland business combination statute, which would otherwise prohibit specified business combinations between the Company and any interested stockholder or affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

Our bylaws contain a provision exempting any and all acquisitions of our shares from the provisions of the Maryland Control Share Acquisition Act, which provides that control shares of a Maryland company acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. However, our board of directors may opt to make these provisions applicable to future control share acquisitions at any time by amending or repealing this bylaw provision.

Consideration of Constituencies

Maryland law provides that our charter may allow our board of directors, in considering a potential acquisition of control of the Company, to consider the effects of the change of control on stockholders, employees, suppliers, customers and creditors of the Company, and the communities in which offices or other establishments of the Company are located. Our charter contains this type of provision, which may enable our board of directors to make adverse recommendations to our stockholders with respect to a potential acquisition or takeover.

Amendments to the Charter and Bylaws

Our charter generally may be amended only upon the recommendation of the board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter, except that a majority of the entire board of directors may, without action by our stockholders, approve amendments to our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. However, our charter provisions regarding removal of directors and vacancies on the board of directors may be amended only by the affirmative vote of holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

In addition, amendments to the provisions of our charter that set forth the terms of one of our three classes of common stock (Class A Stock, Class B Stock and Class C Stock) and that have a material adverse effect on the rights of such class of stock must be approved by the affirmative vote of a majority of the votes entitled to be cast thereon by holders of shares of such class of capital stock. Amendments to or waivers of the provisions of our charter requiring that the holders of shares of Class A Stock and Class C Stock receive equal treatment as the holders of shares of Class B Stock in connection with certain merger, consolidation, statutory share exchange, conversion and Negotiated Tender Offer transactions must be declared advisable by our board of directors, including at least 75% of the Independent Directors, and approved by at least 75% of the votes entitled to be cast thereon by the holders of (1) Class A Stock and/or Class C Stock (other than Mr. Plank, any Kevin A. Plank Family Entity, any Kevin A. Plank Family Member or any executive officer of the Company), as applicable, each voting as a single class, and (2) Class B Stock, voting as a single class. Additionally, as noted above, so long as any shares of Class B Stock are outstanding, amendments to the provisions of our charter requiring us to maintain a majority of Independent Directors and independent compensation and corporate governance committees, and providing that an Independent Director may not have any family relationship with Mr. Plank, or material financial or service relationship with Mr. Plank or any members of his family (in addition to the independence requirements to which we are subject under the listing standards of any exchange upon which our stock is listed) must be declared advisable by our board of directors, including at least 75% of the Independent Directors, and approved by at least 75% of the votes entitled to be cast thereon by the holders of shares of (1) Class A Stock (other than Mr. Plank, any Kevin A. Plank Family Entity, any Kevin A. Plank Family Member or any executive officer of the Company), voting as a single class, and (2) Class B Stock, voting as a single class.

Our bylaws may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted by the board of directors. Additionally, our bylaws may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted by our stockholders, without the approval of the board of directors, by the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

Undesignated Preferred Stock

The ability to classify, reclassify and issue undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring or preventing hostile takeovers or delaying or preventing changes in control or management of our Company.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by our board of directors; or

•

by a stockholder who is a stockholder of record at the time of giving notice, as of the record date for the meeting and at the time of the meeting, is entitled to vote at the meeting and who has complied with the advance notice procedures specified in the bylaws.

Therefore, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Special Meeting of Stockholders

Our bylaws provide that a special meeting of stockholders may be called by our chairman, president, chief executive officer or a majority of our board of directors. In addition, our secretary must also call a special meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at that meeting.

Majority Action

Our charter provides that, except as specifically set forth in the charter, any corporate action which, under the general laws of the State of Maryland would (in the absence of a provision in our charter) require the authorization or approval of a greater proportion than a majority of all votes entitled to be cast for such action to be effective and valid, shall be effective and valid if authorized or approved by at least a majority of all the votes entitled to be cast thereon.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Equiniti Trust Company, LLC.

Listing

Our Class A Stock and Class C Stock are listed on NYSE under the symbols “UAA” and “UA”, respectively. Our Class B Stock is not listed on any stock market or exchange.

DESCRIPTION OF WARRANTS

General

We may offer warrants, including warrants to purchase debt securities, preferred stock, Class A Stock, Class C Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), as well as other types of warrants. We may offer warrants independently or together with other securities offered under this prospectus, and they may be attached to or separate from those securities. We will issue the warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants we offer.

The following is a summary of certain general terms and provisions of the warrants, but they are not complete and are subject to, and are qualified in their entirety by reference to, the warrant agreement and the warrant certificate relating to the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus is a part, either by an amendment to the registration statement or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents. You should read the summary below, the applicable prospectus supplement and the provisions of the warrant agreement and the warrant certificate before investing in our warrants.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants for preferred stock, Class A Stock, Class C Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), as well as other types of warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•

the securities, which may include preferred stock, Class A Stock, Class C Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

•	the aggregate number of the warrants;

•

the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of shares of preferred stock, Class A Stock, Class C Stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, Class A Stock, Class C Stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell securities, separately or in combination, in one or more of the following ways:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; or

•	directly to investors.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

Any underwriter or agent involved in the offer and sale of any securities will be named in the applicable prospectus supplement.

Underwriters, agents, and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Certain of the underwriters, dealers, or agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of their businesses.

LEGAL OPINIONS

Certain legal matters with respect to the securities will be passed upon for the Company by Mehri Shadman, Chief Legal and People Officer, Corporate Secretary of the Company, or by any Counsel, Senior Counsel or Deputy General Counsel of the Company, and by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, to the extent governed by New York law. As of July 31, 2026, Ms. Shadman owned or had the right to acquire, directly or indirectly, an aggregate of less than 0.1% of each of the Company’s Class A Stock and Class C Stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this document the information which Under Armour filed with the SEC. This means that the Company can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement, and later information filed by the Company with the SEC will automatically update and supersede this information. The following documents filed by the Company (File No. 001-33202) with the SEC pursuant to the Exchange Act are incorporated herein by reference other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026;

•

The Company’s Annual Proxy Statement on Schedule 14A filed with the SEC on July 15, 2026 (solely to the extent specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026);

•	The Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2026;

•	The Company’s Current Reports on Form 8-K filed with the SEC on May 12, 2026 (solely with respect to Item 2.05) and August 27, 2026; and

•

The descriptions of our Class A Stock and Class  C Stock contained on Form 8-A, filed with the SEC on March 21, 2016 pursuant to Section 12(b) of the Exchange Act, as supplemented by the “Description of Equity Securities” included in this prospectus and including all amendments and reports filed for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing of this registration statement and prospectus and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the SEC (including exhibits related thereto), shall be incorporated by reference herein and shall be deemed to be a part of this prospectus from the dates of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement and prospectus to the extent that a statement contained in any subsequent prospectus or prospectus supplement hereunder or in any document subsequently filed with the SEC which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement or prospectus. All documents incorporated by reference into the Form S-3 of which this prospectus is a part are also incorporated by reference, unless the information therein is superseded by a later filing.

WHERE YOU CAN FIND MORE INFORMATION

The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the oral or written request of such person, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Under Armour, Inc.

Attn: Corporate Secretary

101 Performance Drive

Baltimore, Maryland 21230

Telephone: (410) 468-2512

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

You may also get a copy of these reports from our website at https://about.underarmour.com. Please note, however, that we have not incorporated any other information by reference from or accessible through our website, other than the documents listed above under “Incorporation of Certain Information by Reference”.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$(1)
Legal fees and expenses	(2)
Fees and expenses of qualification under state securities laws (including legal fees)	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Trustee’s and transfer agent’s fees and expenses	(2)
Rating agency fees	(2)

Miscellaneous	(2)
Total	(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)	These fees will be dependent on the amount of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Under the Company’s by-laws and the Maryland General Corporation Law, the directors and officers of the Company may be entitled to indemnification in respect of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (“proceedings”), to which they are made a party by reason of their position as a director or officer of the Company. In the case of conduct in their official capacity with the Company, directors and officers will be entitled to indemnification unless the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the director or officer actually received an improper personal benefit in money, property or services. In the case of criminal proceedings, the director or the officer also must have had no reasonable cause to believe that the conduct was unlawful.

If the director or officer is successful on the merits or otherwise in the defense of any proceeding, the director or officer will be entitled to indemnification against reasonable expenses incurred in connection with the proceedings regardless of whether the foregoing standards are met. In addition, a court of appropriate jurisdiction may order indemnification if it determines that the director or officer has met the foregoing standards, or if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Any indemnification required or permitted by the Company’s by-laws and the Maryland General Corporation Law may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is by or in the right of the Company, indemnification may be made only against expenses and may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the Company.

Under the Company’s charter, the monetary liability of directors and officers to the Company or its stockholders is eliminated except for, and to the extent of, actual receipt of an improper benefit or profit in money, property or services, or in respect of a judgment or other final adjudication based on a finding of active and deliberate dishonesty material to the cause of action adjudicated in the proceeding.

The Company also maintains for the benefit of its directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer of the Company. This insurance may afford protection for liabilities not subject to indemnification under the Company’s by-laws and the Maryland General Corporation Law.

The form of Underwriting Agreement of the Company is expected to provide for indemnification of the Company and its directors, officers and certain other persons under certain circumstances described therein by each underwriter participating in an offering of securities.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement (Debt Securities).*

1.2	Form of Underwriting Agreement (Equity Securities).*

1.3	Form of Underwriting Agreement (Warrants).*

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.01 of the Company’s Annual Report on Form 10-K for the year ending December 31, 2021 (File No. 001-33202) filed on February 23, 2022).

4.2	Articles Supplementary setting forth the terms of the Class C Common Stock, dated June 15, 2015 (incorporated by reference to Appendix F to the Preliminary Proxy Statement (File No. 001-33202) filed on June 15, 2015).

4.3	Amended and Restated Bylaws of Under Armour, Inc. (effective April 1, 2024) (incorporated by reference to Exhibit 3.01 of the Company’s Current Report on Form 8-K filed on March 13, 2024).

4.4	Indenture, dated as of June 13, 2016, between the Company and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on June 13, 2016).

4.5	Form of debt securities (included in Exhibit 4.4).

4.6	Specimen Class A Common Stock certificate (incorporated by reference to Exhibit 4.01 of Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-127856) filed on November 15, 2005).

4.7	Specimen Class C Common Stock certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A (File No. 001-33202) filed on March 21, 2016).

4.8	Specimen Preferred Stock Certificate.*

4.9	Form of Warrant Agreement (including form of warrant certificate).*

5.1	Opinion of Mehri Shadman, Chief Legal and People Officer, Corporate Secretary of the Company.

5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Mehri Shadman (included in the opinion filed as Exhibit 5.1).

Exhibit No.	Description

23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.2).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

25.1	Statement of Eligibility of Wilmington Trust, National Association, as Trustee, on Form T-1.

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference herein.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Under Armour, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 31st day of August, 2026

UNDER ARMOUR, INC.

By:	/s/ KEVIN A. PLANK
Name:	Kevin A. Plank
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mehri Shadman and Reza Taleghani as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN A. PLANK Kevin A. Plank	President and Chief Executive Officer (principal executive officer)	August 31, 2026

/s/ REZA TALEGHANI Reza Taleghani	Chief Financial Officer (principal financial officer)	August 31, 2026

/s/ ERIC J. AUMEN Eric J. Aumen	Chief Accounting Officer (principal accounting officer)	August 31, 2026

/s/ MOHAMED A. EL- ERIAN Mohamed A. El- Erian	Chair of the Board	August 31, 2026

/s/ DOUGLAS E. COLTHARP Douglas E. Coltharp	Director	August 31, 2026

/s/ JERRI L. DEVARD Jerri L. DeVard	Director	August 31, 2026

/s/ CAROLYN N. EVERSON Carolyn N. Everson	Director	August 31, 2026

/s/ DAWN N. FITZPATRICK Dawn N. Fitzpatrick	Director	August 31, 2026

/s/ DAVID W. GIBBS David W. Gibbs	Director	August 31, 2026

/s/ ERIC T. OLSON Eric T. Olson	Director	August 31, 2026

/s/ EUGENE D. SMITH Eugene D. Smith	Director	August 31, 2026

/s/ ROBERT J. SWEENEY Robert J. Sweeney	Director	August 31, 2026

/s/ PATRICK W. WHITESELL Patrick W. Whitesell	Director	August 31, 2026